Exhibit 23
                                                                         Part II


                         INDEPENDENT AUDITORS' CONSENT


The Board of Directors
FIND/SVP, Inc.

We consent to incorporation by reference in the registration statements (No. 33-42746, 33-75828, 333-030376, 333-22439, 333-22445 and 333-68315) on Form S-8
of FIND/SVP, Inc. and subsidiaries of our report dated February 22, 1999, relating to the consolidated balance sheets of FIND/SVP, Inc. and subsidiaries as of December 31, 1998, and 1997, and the related consolidated statements of operations, shareholders' equity, and cash flows for each of the years in the three-year period ended December 31, 1998, and the related schedule, which report appears in the December 31, 1998 annual report on Form 10-K of FIND/SVP, Inc.




                                                  /s/ KPMG LLP
                                                  ------------------
                                                  KPMG LLP


New York, New York
March 29, 1999